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                                                                 EXHIBIT (12)(A)
                            FIRST UNION CORPORATION
                          COMPUTATIONS OF CONSOLIDATED
                      RATIOS OF EARNINGS TO FIXED CHARGES
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                                                                      NINE
                                                                     MONTHS
                                                                      ENDED
                                                                  SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
(DOLLARS IN MILLIONS)                                                 1996         1995     1994     1993     1992     1991
EXCLUDING INTEREST ON DEPOSITS:
Pretax income from continuing operations.......................      $ 1,603       2,219    2,088    1,795      977      700
Fixed charges, excluding capitalized interest..................        1,293       1,266      816      608      570      867
(A.) Earnings..................................................      $ 2,896       3,485    2,904    2,403    1,547    1,567
Interest, excluding interest on deposits.......................      $ 1,243       1,198      747      538      502      804
One-third of rents.............................................           50          68       69       70       68       63
Capitalized interest...........................................            3           3        1       --       --        2
(B.) Fixed charges.............................................      $ 1,296       1,269      817      608      570      869
Consolidated ratios of earnings to fixed charges, excluding
  interest on deposits (A./B.).................................         2.23X       2.75     3.55     3.95     2.71     1.80
INCLUDING INTEREST ON DEPOSITS:
Pretax income from continuing operations.......................      $ 1,603       2,219    2,088    1,795      977      700
Fixed charges, excluding capitalized interest..................        3,502       4,120    2,862    2,552    3,010    4,134
(C.) Earnings..................................................      $ 5,105       6,339    4,950    4,347    3,987    4,834
Interest, including interest on deposits.......................      $ 3,452       4,052    2,793    2,482    2,942    4,071
One-third of rents.............................................           50          68       69       70       68       63
Capitalized interest...........................................            3           3        1       --       --        2
(D.) Fixed charges.............................................      $ 3,505       4,123    2,863    2,552    3,010    4,136
Consolidated ratios of earnings to fixed charges, including
  interest
  on deposits (C./D.)..........................................         1.46X       1.54     1.73     1.70     1.32     1.17
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